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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  October 2, 2000
                                                 -------------------------------


                             DIGI INTERNATIONAL INC.
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             (Exact name of Registrant as specified in its charter)


       DELAWARE                       0-17972                   41-1532464
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)





    11001 BREN ROAD EAST
    MINNETONKA, MINNESOTA                                        55343
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(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code (612) 912-3444
                                                   -----------------------------




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Item 2. Acquisition of disposition of interests.


                  On October 2, 2000, ION Acquisition Inc., a Texas corporation and wholly owned subsidiary of the Registrant ("Merger Sub"), merged (the "Merger") with and into Inside Out Networks, Inc., a Texas corporation ("ION"). ION, as the surviving corporation in the Merger, has become a wholly owned subsidiary of the Registrant. The Merger was pursuant to an Agreement and Plan of Merger dated as of September 26, 2000 (the "Merger Agreement") by and among Registrant, Merger Sub, ION, the holders of the outstanding shares of common stock and preferred stock of ION ("ION Shareholders"), and the holders of the outstanding options and warrants to purchase ION common stock.


                  In connection with the Merger, the ION Shareholders received cash in exchange for their shares of common stock and preferred stock of ION and no longer have an equity interest in ION. Holders of outstanding options and warrants to purchase ION common stock received the cash consideration payable to the ION Shareholders less the exercise price of their option or warrant and the amount of any withholding obligation. Digi paid to the ION Shareholders and the holders of outstanding options and warrants an initial purchase price of $6,410,000 in the aggregate. The cash payment is subject to a purchase price adjustment, if any, based upon the net worth of ION at the effective time of the Merger. The purchase price will be adjusted upward or downward by any amount by which the liabilities of ION are less than or exceed, respectively, the net worth of ION at the effective time of the Merger. The ION Shareholders and the holders of outstanding options and warrants will also have the right to receive up to $8,500,000 in cash (the "Contingent Consideration") payable over a three year earnout period commencing on October 1, 2000. The payment of the Contingent Consideration is attributable to the achievement of certain cumulative revenue targets and certain cumulative operating income targets for the earnout period. The Registrant will use current cash reserves to fund the initial purchase price to be paid in the Merger.

                  The Merger will be accounted for under the purchase method and will be a taxable transaction to the ION Shareholders. The Registrant intends to continue ION's business of providing universal serial bus products for business users.

                  Additional information regarding the terms of the Merger is included in the Merger Agreement and Press Releases included herein as exhibits.


Item 7. Financial Statements and Exhibits.

                  The following information follows or is attached hereto as an exhibit:

                  (a)      Financial Statements of ION:  Not required.

                  (b)      Pro Forma Financial Information of Registrant and
                           ION:  Not required.

                  (c)      Exhibits

                           2. Agreement and Plan of Merger dated as of September 26, 2000 among the Registrant, Merger Sub, ION and others.

                                    The Registrant hereby agrees to furnish
                                    supplementally a copy of any omitted
                                    schedule or exhibit to the Commission upon request.

                           99.1 Press Release of the Registrant dated September 27, 2000.

                           99.2 Press Release of the Registrant dated October 2, 2000.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            DIGI INTERNATIONAL INC.



Date:  October 13, 2000     By /s/ Joseph T. Dunsmore
                               -------------------------------------------------
                               Joseph T. Dunsmore
                               President and Chief Executive Officer









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                                  EXHIBIT INDEX



No.     Exhibit                                                              Page
 2      Agreement and Plan of Merger dated as of September 26, 2000          Filed
        among the Registrant, Merger Sub, ION and others                     Electronically

99.1    Press release dated September 27, 2000.                              Filed
                                                                             Electronically

99.2    Press release dated October 2, 2000                                  Filed
                                                                             Electronically